Exhibit 1

Joint Filing Agreement

                  Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  March 28, 2013
OLD TOWN S.A.

By:	/s/ Pierre Martinet
Name: Pierre Martinet
Title: Managing Director

GIOVANNI AGNELLI E C. S.A.P.AZ

By:	/s/ Enrico Vellano
Name: Enrico Vellano
Title: Authorized Signatory